Exhibit 99.1
Media Contact:
pr@overstock.com

Investor Contact:
ir@overstock.com

Overstock.com Releases Letter to Shareholders from CEO Patrick M. Byrne

SALT LAKE CITY - July 15, 2019 - Overstock.com, Inc. (NASDAQ:OSTK) releases the following letter to shareholders from CEO Patrick M. Byrne:

Dear Shareholders,
Recent announcements have been substantial. Rather than wait until our earnings release is published to discuss these events, I write now to give shareholders an explanation of the significance of these events within the context of a general SITREP on certain aspects of Overstock.com. Some of the materials that follow have been previously disclosed in our last earnings call and elsewhere, but much of what follows is new.
Because security tokenization (which I believe is the killer app of the blockchain revolution) is studied globally, I am going to start by talking about tZERO, then two other firms in the Medici Ventures keiretsu, and then a general comment on the rest of the keiretsu. I will then talk about Retail, which has rebounded more quickly than anticipated. I will finish by discussing strategic considerations.

1.	Medici Ventures Blockchain

a.	tZERO - Blockchain Capital Markets

i.
The Case for Security Tokens - I will lay out a case that represents the best possible outcome, for you to discount as you wish. At least shareholders will know why I have committed such a large portion of our firm’s resources to pursue this idea.

1.	Two recent articles with which to familiarize yourself with Security Tokens (we aren’t endorsing these articles, but think they make for good background reading on the subject):

a.	Billions to Trillions: Crypto Assets and the Inevitability of Digitization

b.	Security Tokens and The Investment Stage

2.
In 2018, retired NASDAQ Chairman/CEO Bob Greifeld said (and said I could quote him on it): “100% of the stock and bonds on Wall Street today could be tokenized, and in five years 100% of the stocks and bonds on Wall Street will be tokenized.”

3.	Lemma #1: “What happens on Wall Street will happen globally.”

4.
How big are the global asset classes that will be tokenized (if both Greifeld and Lemma #1 are correct)? All over the world there are firms working on tokenizing the following asset classes (N.B. they total ≈ $500 trillion).

5.
So, if Greifeld is correct about Wall Street being tokenized, and if Lemma #1 is correct that what happens on Wall Street happens globally, then in time, ≈ $500 trillion of assets will be tokenized. Maybe Greifeld is optimistic: maybe only all new issues will be tokenized in five years (I think less, perhaps), but it may take another five for the roll-over from legacy to blockchain. But, in any case, it is a big number.

6.
How much will the exchanges upon which those tokens trade be worth? Below please see a list of some of the world’s major exchanges, along with their recent value divided by the total market cap of all instruments traded thereon. For them, you can see that exchanges are worth 0.18% of the value of the instruments that trade on them (that is to say, just under 1/5 of 1%).

Value of Exchanges ≈ .18% of Listed Entities' Market Cap

Exchange	Exchange's Market Cap	Total Listed Entities' Market Cap	Exchange Value ÷ Listed Value
ICE (NYSE parent) * NYSE	$41.5 B *	$28,528 B [a]	0.15%
NASDAQ	$13.2 B *	$10,857 B [b]	0.12%
TMX Group (Canada)	$3.0 B *	$2,095 B [b]	0.14%
Euronext	$3.7 B *	$3,379 B [c]	0.11%
Deutsche Börse	$23.1 B *	$1,738 B [c]	1.33%
Tokyo SE	$9.0 B *	$5,679 B [b]	0.16%
London SE	$19 B *	$3,767 B [b]	0.50%
B3 (Brazil)	$9.49 B [d]	$938 B [b]	1.01%
Bombay SE	$ 0.59 B [e]	$2,056 B [b]	0.03%
National SE of India	$6.55 B [f]	$2,030 B [b]	0.32%
Global Total	**$129.13 B**	**~ $73,000 B** [c]	**0.18%**

References:

a. NYSE Market Cap Data: (https://www.nyse.com/market-cap)
b. Wikipedia: List of Stock Exchanges: (https://en.wikipedia.org/wiki/List_of_stock_exchanges)
c. Visual Capitalist: World's Stock Exchanges by Size: (http://money.visualcapitalist.com/all-of-the-worlds-stock-exchanges-by-size/)
d. Bloomberg Quint Article: (https://www.bloombergquint.com/markets/how-to-value-the-bombay-stock-exchange#gs.KwyAHmEl)
e. Quoted on NSE as of Jan 11, 2019: (https://www.nseindia.com/live_market/dynaContent/live_watch/get_quote/GetQuote.jsp?symbol=BSE&illiquid=0&smeFlag=0&itpFlag=0)
f. VCCircle News Corp Article: (https://www.vccircle.com/national-stock-exchange-valued-at-6-5-bn-as-ifci-pares-stake/)

* The market cap value for this publicly listed company was read from a quotation on a major public exchange on January 10, 2019.

These third party public sources were used to compute the estimate on the following slide, and Overstock expressly disclaims any liability in the event such sources may contain inaccuracies.

7.
If those $500 trillion in assets get tokenized, and if the exchanges that trade the tokens follow the 0.18% valuation rule, then the value of security exchanges globally will be $500 trillion x 0.18% = $ 900 billion.

8.
Of course, lots of things could prevent that from happening. Maybe Bob Greifeld is wrong and not everything on Wall Street gets tokenized. Maybe what happens on Wall Street does not happen globally. Maybe the 0.18% relationship will not hold. Meaning: I do not know what the value of security token exchanges is going to be in five years. But the arithmetic looks pretty compelling. As the lawyers say, “California highway mileage will be lower,” and “Don’t run with that stick, you’ll poke someone’s eye out.”

ii.	I believe tZERO has a compelling lead in this race.

1.
In April 2015, Overstock filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (SEC) to register digital securities, with the ownership and transfer of these securities recorded on a proprietary, blockchain-based ledger.

2.
In October 2015, PRO Securities filed with the SEC an amendment to its Form ATS, which, among other things, described transactions in digital securities. PRO Securities subsequently filed additional amendments to its Form ATS.  In accordance with SEC rules, each amendment was filed at least 20 calendar days prior to implementing any material changes to the operation of PRO Securities ATS.

3.	In December 2015, the SEC declared Overstock’s shelf registration statement effective.

4.
In December 2016, using tZERO-developed technologies, Overstock issued the first SEC-registered digital security in the world, the Blockchain Voting Series A Preferred Stock (OSTKP), and OSTKP began to trade on the PRO Securities ATS.

5.
We then took two years building an update to the security token trading system. All of our work was done on top of existing businesses, SpeedRoute and PRO Securities, that operate a smart-order-routing firm with connections to approximately 150 broker dealers and all the lit exchanges in the USA and operate the PRO Securities ATS.

6.
Theoretically, the technology we are building has the capacity to handle immense volumes. The process of moving people from legacy NMS into tZERO’s blockchain capital market, however, is where we want to be slow, careful, and methodical. Thus, we took this plan of action:

a.	Our first step (two weeks ago) was converting OSTKP digital preferred shares to OSTKO, a Digital Preferred Series A-1 stock, trading on the PRO Securities ATS.

b.	In order to trade OSTKO digital securities on the PRO Securities ATS, investors need a brokerage account with Dinosaur Financial Group.

c.
Currently and for the time being, the tZERO preferred equity tokens that we issued in 2018 in a private placement may only be resold among accredited investors with Dinosaur Financial brokerage accounts on the PRO Securities ATS pursuant to Section 4(a)(7). Come August 2019, however, they will be eligible for resales under Rule 144. At that point investors who are not accredited investors will be able to start trading tZERO tokens on the PRO Securities ATS (also subject to the Dinosaur Financial Group account opening process described above).

d.
A number of other Security Tokens are winding their way to potential trading on the PRO Securities ATS. They need a trading venue. The team at PRO Securities ATS has its pick of those tokens, and is being selective and vetting those tokens thoroughly.

e.
Note that this all concerns simply PRO Securities ATS. But remember that in addition, we made a deal with Boston Options Exchange (BOX) to launch the Boston Security Token Exchange (BSTX), the first regulated national security token exchange. Our side of that is providing the technology, while they bring regulatory expertise and experience running an exchange.

i.	As is demonstrated by the tZERO security token and the recent news regarding OSTKO, we believe our systems and technology are ready for wider trading.

ii.
BOX is working with the SEC to launch BSTX. BSTX will launch shortly after regulatory approval is granted.  Because BOX is already a licensed exchange, and we have come to know our JV colleagues well, we believe that we have a superb partner for what lies ahead.

7.
Competition - The world is beginning to understand the significance of security tokens. Other firms understand the structural and economic potential here, and competition has formed to build security token exchanges and other trading infrastructure. To the best of my knowledge, not one of our competitors has the combination of an affiliate-operated ATS that can trade a blockchain instrument (as we have since 2016), and has created private and public blockchain securities (as we did with First New York and OSTKP in 2015 and 2016, respectively), and has an SEC-registered security token (OSTKO), and has a JV with a US licensed exchange, which is working with the SEC to launch the first regulated national security token exchange. That's a respectable lead.

iii.
Summary - I have made many mistakes over the years (most recently, trying to go toe-to-toe on growth with a copycat firm which by the end of 2019 will have lost $3 billion in its corporate history and shows no sign of slowing). Yet I got this one right. Years ago, we saw that security tokens were potentially the killer application of the blockchain space, and we moved heaven and earth to build what was needed. We bought the right foundational companies, SpeedRoute and PRO Securities. When it came time, we carved an army of technologists out of Overstock to build everything that tZERO needed, spent tens of millions of dollars on lawyers and regulatory work, and are now open for business. Trading will be infinitesimal to begin with, but I think that in the race to seize a share of that $900 billion value (or whatever value security token exchanges turn out to have), tZERO has the pole position.

b.	Medici Land Governance - Blockchain Land Governance

i.	Of about 7.5 billion people on earth, roughly 1/3 (or 2.5 billion) enjoy rule of law, and roughly 2/3 (or 5 billion) do not.

1.
Those of us who are lucky enough to live with rule of law are living next to a waterfall we no longer hear. The ability to have protection from force and fraud, the ability to leverage up what one owns in order to extract capital to use in one’s life-projects, the ability to enter into consensual exchanges and expect the terms of a deal to be enforced, create opportunities for people to combine their skills, energies, and capital in order to generate progress.

2.
Those who live outside the rule of law lack these benefits. Instead, their lives are ruled over by various kinds of tyrants who use their positions to extract rents from the unfortunate. Some of those tyrants are local strongmen who make an informal economy function. Some are government bureaucrats who demand la mordita (“the little bite” in Mexican slang) in order to execute public responsibilities. Their ability to predate on their fellow citizens is an expression of the lack of rule of law that exists there.

ii.
Land governance is fundamental to rule of law and a well-ordered society. Its foundational role to progress was known to the Hebrews (see the Book of Joshua) and the Greeks (whose classical age began when they developed a land governance system that let them settle inland from simple shoreline villages). The reason for this is that land is immovable, and thus ownership of land provides a mechanism of enforcement against its owner. Put more clearly: Rule of law obtains its purchase on individuals through enforcement, and the one form of enforcement that cannot be escaped is any that concerns a person’s land. Thus, land governance is the foundation upon which rule of law begins and from which its many benefits flow.

iii.
We believe that accurate, inexpensive, and incorruptible land governance can be brought to areas of the world that lack it via the intersection of blockchain, mobile apps, drones, and other remote sensing technologies. At the same time, local and national governments can develop a tax revenue basis more quickly through these technologies than any other way.

iv.
Our strategy has been to get on the ground in various developing countries, learn what their needs and bottlenecks are, and develop those system components on a free(-ish) basis. Our various projects over the last year, from Rwanda, Teton County Wyoming, and to Tulum are letting us build a beautiful set of components that, when snapped together, honed, and burned in, will be the premier land governance system in the world, capable of operating at a fraction of the cost and at many times the speed of other systems in the field. Because citizens can access their records through biometrically-secured mobile apps, opportunities for predators (whether in uniforms or not) to extract la mordita will be reduced. Where the blockchain expands, there will corruption (long the bane of African development) be choked out.

v.
Where’s the money for our shareholders? It is easy: Public Private Partnerships such as we are pursuing and have one signed, in Zambia, will give us a cut of the tax revenue our systems raise for the government involved. This gets all incentives aligned properly. We feel quite comfortable with the economic return such deals present to our shareholders. There are also trillions of dollars in value in global mineral reserves that cannot be accessed by the mining firms which access the public capital markets and have difficulty conducting operations where land governance is not clearly established because of various laws and regulations that go back to the 1940s. We believe our work can unlock those values. In the process of unlocking such tremendous values, there should be a few shekels for us, and mountains of shekels that will come into the possession of the world’s poorest.

c.	Bitt - Blockchain Central Banking.

i.	The Vision -

1.
Consider a failed state, such as ones that have long existed in the Middle East, and more recently, Latin America. Its financial system has collapsed, its currency is in ruin, and settlement for all but the simplest and most primitive of transactions has become difficult. The government has lost control of the monetary system, both in the sense of being unable to manage it, and, quite likely, being unable to surveil it properly. What are the quantities and velocities of money in places like Syria and Venezuela?

2.
Bitt shows up with its “Central Bank on a Laptop.” We say, “Madame Central Banker, now when you wish to issue currency, you just take this laptop, type in a key which you keep stored in your Central Banker’s vault and generate your currency. Everyone in the country downloads a free app on their phones. You are going to push them the digital currency through whatever social payments scheme your country has, or by paying for various government projects with digital currency.”

3.
As digital (i.e., blockchain) money gets into the economy, the ability of the government to surveil and tune the money supply will exceed any form of money previously in existence. It will also allow businesses and entrepreneurs within the failed state to resume normal operations without rebuilding a legacy financial system.

ii.	The Reality -

1.	For about well over a year, Bitt’s mMoney wallet has been used in Barbados to transact by hundreds of establishments and by thousands of citizens.

2.
Our deal with the Eastern Caribbean Central Bank is to build out the blockchain Central Bank which will do what I described above. That part of the system is being built in collaboration between our Barbados engineers and our Utah Medici team, displaying precisely the synergies and human capital development that we anticipated when we first approached the authorities in Barbados about the potential of this investment three years ago.

3.
Barbados has a couple hundred thousand residents. The Eastern Caribbean Currency Union (ECCU) has about 600,000 residents. As we develop and deploy these systems into larger and larger countries, the fees generated by economic activity running through our apps will generate the income necessary to make this an attractive investment.

d.
How this all stacks up - Note that land governance (MLG), Bitt, and tZERO form a stack: in order, these layers generate raw capital (via land governance), digital money (via Bitt), and a digital capital market to marry that capital to businesses (perhaps we may also release a peer-to-peer lending app on top of the mobile wallet, so that at a small scale people can save and share capital with entrepreneurs on terms they freely negotiate, all without intervening institutions). For 75 years we of the Developed Countries have been telling the Less Developed Countries to copy our Western institutions, our financial systems, our banks, our regulatory models, etc. It worked poorly. The plan I just described lets LDCs leapfrog our legacy institutional design and go from struggling nation to a near-frictionless (blockchain-based) governance systems, all while shrinking corruption.

e.
Other - We have other blockchain projects. Some concern voting, some concern supply chains for wine and grain, etc. We are excited about the field in general. But the three outlined above are the three in which the word “trillions” shows up in discussions

2.	Retail

a.
The core earning power of our retail business has snapped back more quickly than I expected. It is time to take honest stock of how we got here and where we are. I will address this by explaining where we were, what happened, how we corrected, and where we go from here.

b.	Where we were - For years we were nearly the only GAAP-profitable e-commerce pureplay in existence:

c.
What happened - Wayfair showed up with its unique financial model (below). Note that the blue line below represents Wayfair’s fixed expenses, and the blackline shows Wayfair’s Contribution Margin (that is to say, Wayfair’s gross profit minus marketing costs). Put differently, Wayfair will stop losing money and become profitable when these lines cross sometime in the future:

The grandees of Wall Street operate in a Riemannian space where those two lines are just about to intersect. I am a Bear of Little Brain, however, and in the Euclidean universe in which I live, those lines do not appear to be going to cross anytime soon. In fact, I note that by the end of 2019, nearly $3 billion will have been lost by Wayfair over its entire corporate history, trying to drive that black line so it reaches the blue line. In the meantime, however, Wayfair’s unique financial model (having fixed costs grow to $1.2 billion while their Contribution Margin is flattening out around $600 million) has seriously distorted the industry within which we operate.

I made a terrible mistake in trying to emulate them for a few quarters, and the result was a deterioration in our earnings:

d.
How we corrected: At the start of 2019 I told you that Retail EBITDA for 2019 would be ≈ $115 million improvement from 2018, through a combination of a $33 million reduction in expenses and an $82 million improvement in Contribution. It looks to me now as though that our improvement will be ≈ $120 million.

i.
In the first half of 2019 we took an axe to expenses, trimming payroll in Utah by about 30%. The reduction in force was heavily skewed away from technologists and scientists and towards business staff, so that we are approaching a 50-50 split. Though any such reduction is painful, everything seems to be running smoothly.

ii.
In the first half of 2019 our contribution soared, so that I now move my estimated projection for its improvement this year from $82 million to >$90 million. As a result of our belt-tightening and return to optimization of Contribution, we have already reached the point that our monthly Contribution covers our Retail cash expense structure:

e.	Where we go from here -

i.
Retail’s recovery in 2019 has been exceeding expectations. I have raised our 2019 Retail Adjusted EBITDA estimate from $10 million to $15 million to (now) $17.5 million to reflect this growing strength.

ii.
Additionally, in June our SEO rankings on Google took another big step in recovery, and some of this improvement was taken out of the hide of Wayfair (which means the point where their two lines will cross just got moved farther out).

3.	Strategic considerations -

a.
Assume we come through on this ≈ $120 million improvement this year. Then it is not hard to imagine some healthy fraction of that to follow next year ceteris paribus, given the way products develop. That means that for 2020, Retail should generate enough cash to substantially cover Blockchain's operating cash burn. Thus, an important strategic consideration to note is that we are not in a place that we have to sell.

b.	Please, shareholders, do not believe anything reported about what I say about Retail unless you hear me say it on a conference call or on TV, or in a printed statement from the firm such as this.

c.
We will sell the Retail business if it makes sense and we get a good offer for a good home for it. Otherwise we will operate the retail business as though we are going to hold it forever. We will run it with a goal to maximize profit, which will fund our world-changing blockchain innovations, while we leverage its significant traffic to introduce our consumer-facing blockchain products to the world.

Once again, it seemed like a good time for to be sure that the market has the proper information about our firm. We think we are in a good place, and things are looking up from here. Thank you for being part of this. Exciting days ahead.
Your humble servant,
Patrick
About Overstock.com
Overstock.com, Inc. Common Stock (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (tZERO platform: OSTKO) / Series B Preferred Stock (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.
O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended March 31, 2019, which was filed with the SEC on May 9, 2019, and any subsequent filings with the SEC. Overstock expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. This press release is neither an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Investor Notice
Investors should note that trading Digital Voting Series A-1 Preferred Stock could involve substantial risks, including no guarantee of returns, costs associated with selling and purchasing, no assurance of liquidity which could impact the price and ability to sell, and possible loss of principal invested. Further, an investment in single Series A-1 Preferred Stock could mean lack of diversification and, consequently, higher risk.
Investors trade Digital Voting Series A-1 Preferred Stock on the PRO Securities ATS only through a brokerage account established with Dinosaur Financial Group, a subscriber to the PRO Securities ATS, with clearing and custody provided by Electronic Transaction Clearing, a registered broker-dealer, and Computershare as transfer agent.

No Offer, Solicitation, Investment Advice or Recommendations
This release is for informational purposes only and does not constitute an offer to sell, a solicitation to buy, or a recommendation for any security or token, nor does it constitute an offer to provide investment advisory or other services by the Overstock, tZERO or any of their affiliates, subsidiaries, officers, directors or employees. No reference to any specific security or token constitutes a recommendation to buy, sell or hold that security or token or any other security or token. Nothing in this release shall be considered a solicitation or offer to buy or sell any security, token, future, option or other financial instrument or to offer or provide any investment advice or service to any person in any jurisdiction. Nothing contained in this release constitutes investment advice or offers any opinion with respect to the suitability of any security or token, and the views expressed in this release should not be taken as advice to buy, sell or hold any security or token. In preparing the information contained in this release, we have not taken into account the investment needs, objectives and financial circumstances of any particular investor. This information has no regard to the specific investment objectives, financial situation and particular needs of any specific recipient of this information and investments discussed may not be suitable for all investors. Any views expressed in this release by us were prepared based upon the information available to us at the time such views were written. Changed or additional information could cause such views to change. All information is subject to possible correction. Information may quickly become unreliable for various reasons, including changes in market conditions or economic circumstances.
About tZERO
tZERO Group, Inc. (“tZERO“) is a majority owned subsidiary of Overstock.com, focusing on the development and commercialization of financial technology (FinTech) based on cryptographically-secured, decentralized ledgers - more commonly known as blockchain technologies. Since its inception, tZERO has pioneered the effort to bring greater efficiency and transparency to capital markets through the integration of blockchain technology. For more information on tZERO, please visit: https://www.tzero.com/.
tZERO is not a registered broker-dealer, funding portal, underwriter, investment bank, investment adviser or investment manager, and is not providing brokerage, investment banking or underwriting services, recommendations or investment advice to any person, and does not provide any brokerage services. tZERO takes no part in the negotiation or execution of secondary market transactions for the purchase or sale of securities and at no time has possession of investor funds or securities in connection with such transactions.
About PRO Securities, LLC
PRO Securities, LLC is a broker-dealer registered with the SEC and a member of FINRA and SIPC. More information about PRO Securities may be found at www.finra.org.